UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2011

EQUUS TOTAL RETURN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

Eight Greenway Plaza, Suite 930, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 529-0900

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2011, Equus Total Return, Inc. (“Equus” or the “Fund”) entered into a material definitive agreement with Khan Investments Ltd., (“Khan”) a holder of certain bonds issued by Orco Germany S.A., a société anonyme organized under the laws of Luxembourg (“Orco Germany”).   The agreement between Equus and Khan provides for the purchase from Khan by the Fund of 5,704 Orco Germany bonds in exchange for 850,000 shares of Equus common stock.

Also on April 21, 2011, the Fund entered into a material definitive agreement with Kekovia Enterprises Company Limited, (“Kekovia”) also a holder of Orco Germany bonds.  The agreement between Equus and Kekovia provided for the purchase from Kekovia by the Fund of 5,704 Orco Germany bonds in exchange for 850,000 shares of Equus common stock.

For purposes of this Current Report, the shares of common stock issued by the Fund to Khan and Kekovia described above are collectively referred to herein as the “Shares,” the Orco Germany bonds purchased by the Fund from Khan and Kekovia are collectively referred to as the “Bonds” and the transactions with Khan and Kekovia embodying the purchase of the Bonds and issuance of the Shares are collectively referred to as the “Investments.”

The Bonds, which each have a face value of €676.00, bear interest at the rate of 4% per annum and are traded on the Luxembourg Stock Exchange under the international securities identification number (ISIN) XS0302623953, were originally issued on May 30, 2007 and mature on May 30, 2012.  The value of the Shares issued to Khan and Kekovia were computed with reference to the Fund’s net asset value per share of $4.29 as reported in the Fund’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2011.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Investments made by the Fund as described in Item 1.01 above, the Fund issued 850,000 shares of its common stock to each of Khan and Kekovia.  Neither of Khan nor Kekovia are “U.S. Persons” as defined in Section 903 of the Securities Act of 1933 (“Securities Act”) and no solicitation was made and no underwriting discounts were given or paid in connection with these transactions.  The Fund believes that the issuance of Shares in connection with the Investments was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act.

Item 8.01	Other Events.

On April 27, 2011, the Fund issued a press release announcing the Investments. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press release issued on April 27, 2011 by Equus Total Return, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.

Date: April 27, 2011	By:	/s/ Kenneth I. Denos
Kenneth I. Denos
Secretary